FIRST AMENDMENT TO
                          REVOLVING CREDIT AGREEMENT
                          DATED AS OF JUNE 20, 2003

     This Amendment to the $210,000,000 Revolving Credit Agreement dated as of June 20, 2003 ("Amendment") is entered into as of February 20, 2004.

                                   RECITALS

          This Amendment is entered into in reference to the following facts:

          (a) The Revolving Credit Agreement is dated as of June 20, 2003 (as the same may be amended, supplemented or otherwise modified from time to time, the "Revolving Credit Agreement") among Arch Chemicals, Inc., the Lenders party thereto, JPMorgan Chase Bank, as Administrative Agent, J.P. Morgan Securities Inc., as Joint Lead Arranger and Joint Book Manager, Banc of America Securities, L.L.C., as Joint Lead Arranger and Joint Book Manager, Bank of America, National Association, as Documentation Agent, and Fleet National Bank as Syndication Agent. Capitalized terms used in this Amendment without definition shall have the respective meanings assigned to them in the Revolving Credit Agreement.

          (b) The Borrower, the Agents and Required Lenders desire to amend the Revolving Credit Agreement in order to make certain amendments to the terms and conditions as more particularly described herein.

          NOW THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto hereby agree as follows:

                           ARTICLE ONE - AMENDMENT

          1.1 AMENDMENT OF DEFINITION OF "PERMITTED ACQUISITION". The definition of "Permitted Acquisition" shall be amended by the deletion of the existing subsection (b) in its entirety and the substitution therefor of the following:

          "(b) the Borrower shall be in compliance, on a pro forma basis after giving effect to such acquisition, with the covenants contained in Section 6.12, in each case recomputed as at the last day of the most recently ended Reference Period of the Borrower for which the relevant information is available as if such acquisition had occurred on the first day of each relevant period for testing such compliance, and for the purposes of any acquisition made in the first fiscal quarter 2004, the required Consolidated Leverage Ratio in respect of the relevant Reference Period for testing shall be deemed to be 4.25:1.00,"

          1.2 AMENDMENT OF SECTION 6.12. Provided that the Borrower or one its Subsidiaries shall have substantially consummated the acquisition, the details of which were disclosed to the Administrative Agent and the Lenders on February 13, 2004, Section 6.12(a) shall be amended by the deletion at the end thereof of "3.5:1.0." and its substitution with the following: "the correlative ratio indicated below:


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    ------------------------------------- -----------------------------------
      FOR QUARTER PERIOD ENDING             CONSOLIDATED LEVERAGE RATIO
    ------------------------------------- -----------------------------------
      March 31, 2004                                     4.25
    ------------------------------------- -----------------------------------
      June 30, 2004                                      4.00
    ------------------------------------- -----------------------------------
      September 30, 2004 and thereafter                  3.50
    ------------------------------------- -----------------------------------


                 ARTICLE TWO - REPRESENTATIONS AND WARRANTIES

          2.1 BORROWER REPRESENTATIONS AND WARRANTIES. In order to induce the Agents and the Lenders to enter into this Amendment, the Borrower represents and warrants as follows:

               (a) The Borrower has the power and authority and has taken all action necessary to execute, deliver and perform this Amendment and all other agreements and instruments executed or delivered or to be executed or delivered in connection herewith and therewith and this Amendment and such other agreements and instruments constitute the valid, binding and enforceable obligations of the Borrower.

               (b) The Borrower's representations and warranties contained in the Revolving Credit Agreement are true and correct in all respects, on and as of the date hereof and upon giving effect to this Amendment, as though made on and as of the date hereof and no Default or Event of Default has occurred and is continuing as of the date hereof.

          2.2 ACKNOWLEDGMENT OF BORROWER. The Borrower expressly acknowledges and agrees that as of the date hereof, it has no offsets, claims or defenses whatsoever against any of the Indebtedness or obligations owing under the Revolving Credit Agreement.

                     ARTICLE THREE - CONDITIONS PRECEDENT

          3.1 CONDITIONS TO EFFECTIVENESS OF THIS AMENDMENT. The effectiveness of this Amendment is subject to the satisfaction of the following conditions on or before the date hereof:

               (a) Receipt by the Administrative Agent of copies of this Amendment duly executed by each of the Borrower and the Required Lenders.

               (b) The Borrower shall have paid, to the extent invoiced, all fees, costs and expenses owing to the Administrative Agent and the Administrative Agent's counsel through the date hereof, including without limitation, in respect of the preparation, execution and delivery of this Amendment.


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               (c) The Borrower shall have paid to each Lender executing this
Amendment an amendment fee equal to 0.075% of the total amount of the Commitment of such Lender under the Revolving Credit Agreement.

                      ARTICLE FOUR - GENERAL PROVISIONS

          4.1 FULL FORCE AND EFFECT. Except as expressly amended hereby, the Revolving Credit Agreement and all other documents, agreements and instruments relating thereto are and shall remain unmodified and in full force and effect. Upon the effectiveness of this Amendment, on and after the date hereof, each reference in the Revolving Credit Agreement to "this Agreement," "hereunder," "hereof," "herein," or words of like import shall mean and be a reference to the Revolving Credit Agreement as amended hereby, and this Amendment and the Revolving Credit Agreement shall be read together and construed as a single instrument.

          4.2 COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and that all of which taken together shall constitute one and the same instrument, respectively. Delivery of an executed counterpart of this Amendment by facsimile shall be equally effective as delivery of a manually executed counterpart of this Amendment. Any party delivering an executed counterpart by facsimile shall also deliver a manually executed counterpart of this Amendment, but failure to do so shall not effect the validity, enforceability, of binding effect of this Amendment.

          4.3 FINAL AGREEMENT. This Amendment is intended by the Borrower, the Agents and the Lenders to be the final, complete, and exclusive expression of the agreement between them with respect to the subject matter hereof. This Amendment supersedes any and all prior oral or written agreements relating to the subject matter hereof. This Amendment shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of the Lenders and the Agents. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders or the Agents under the Revolving Credit Agreement, nor constitute a waiver of any provision of the Revolving Credit Agreement.

          4.4 GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.


                                     -3-


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          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

                                   JPMORGAN CHASE BANK

                                   By: /s/ Stacey Haimes
                                       -----------------------------------
                                   Name:  Stacey Haimes
                                   Title: Vice President


                                   BANK OF AMERICA, N.A.

                                   By: /s/ Wendy J. Gorman
                                       -----------------------------------
                                   Name:  Wendy J. Gorman
                                   Title: Managing Director


                                   FLEET NATIONAL BANK,

                                   By: /s/ Marwan Isbaih
                                       -----------------------------------
                                   Name:  Marwan Isbaih
                                   Title: Director


                                   PNC BANK, NATIONAL ASSOCIATION

                                   By: /s/ Donald V. Davis
                                       -----------------------------------
                                   Name:  Donald V. Davis
                                   Title: Managing Director


                                   SUNTRUST BANK

                                   By: /s/ Frank A. Coe
                                       -----------------------------------
                                   Name:  Frank A. Coe
                                   Title: Vice President


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                                   KEYBANK NATIONAL ASSOCIATION


                                   By: /s/ Marianne T. Meil
                                       -----------------------------------
                                   Name:  Marianne T. Meil
                                   Title: Vice President


                                   CITIZENS BANK OF MASSACHUSETTS


                                   By: /s/ Cindy Chen
                                       -----------------------------------
                                   Name:  Cindy Chen
                                   Title: Vice President


                                   ING LUXEMBOURG


                                   By: /s/ Yves Verhulst
                                       -----------------------------------
                                   Name:  Yves Verhulst
                                   Title: Directeur


                                   By: /s/ Vincent Vermeire
                                       -----------------------------------
                                   Name:  Vincent Vermeire
                                   Title: Head of Corporate & Inst. Banking


                                   THE BANK OF NEW YORK


                                   By: /s/ Joanna S. Bellocq
                                       -----------------------------------
                                   Name:  Joanna S. Bellocq
                                   Title: Vice President


                                   THE NORTHERN TRUST COMPANY

                                   By: /s/ Kathleen D. Schurr
                                       -----------------------------------
                                   Name:  Kathleen D. Schurr
                                   Title: Vice President


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Agreed and accepted:

ARCH CHEMICALS, INC.


By: /s/ W. Paul Bush
    ------------------------------
Name:  W. Paul Bush
Title: V.P. & Treasurer


























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